Exhibit T3B.37

VEDTEKTER

for

Lock Topco AS

(Endret i 31.01.2018 og 29.05.2024)

§ 1

Selskapets navn er Lock Topco AS.

§ 2

Selskapets forretningskontor er i Brerum kommune.

§ 3

Selskapets virksomhet er indirekte investeringer i kj0p av ledende europeiske fremmed- og egeninkassoselskaper.

§ 4

Selskapets aksjekapital er NOK 112 053 869,07 fordelt pa 861 952 839 aksjer, hver palydende NOK 0,13.

§ 5

Selskapets firma tegnes av to av styremedlemmer i fellesskap.

§ 6

Overdragelse av aksjer i selskapet krever ikke samtykke fra styret. Overdragelse av aksjer i selskapet utl0ser ikke forkj0psrett for 0vrige aksjeeiere i selskapet.

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ARTICLES OF ASSOCIATION

for

Lock Topco AS

(Amended 31.01.2018 and 29.05.2024)

§ 1

The company’s name is Lock Topco AS.

§ 2

The company’s registered and business office is in the municipality of Brerum.

§ 3

The company’s business activities are to invest, indirectly, into the acquisition of leading European debt collection/purchase companies.

§ 4

The company’s share capital is NOK 112 053 869,07 divided into 861 952 839 share, each of a nominal value of NOK 0,13.

§ 5

The authority to sign on behalf of the company is held by two board members jointly.

§ 6

Transfer of shares in the company is not subject to the board of directors’ consents. Transfer of share in the company does not trigger a pre-emption right for the other shareholders of the company.

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